                                                                    Exhibit 11.1


                 STATEMENT REGARDING COMPUTATIONS OF EARNINGS PER SHARE


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

YEAR ENDED DECEMBER 31, 1997:

   Net earnings                                                             $4,449,163
                                                                            ==========
   Average number of common
         shares outstanding                        3,435,331
                                                   =========

   Basic earnings per share                                                 $     1.30
                                                                            ==========
   Average number of common and
          common equivalent shares                 3,482,745
                                                   =========
   Diluted earnings per share                                               $     1.28
                                                                            ==========
YEAR ENDED DECEMBER 31, 1996:

   Net earnings                                                             $2,055,929
                                                                            ==========
   Average number of common
         shares outstanding                        3,420,852
                                                   =========
   Basic earnings per share                                                 $     0.60
                                                                            ==========
   Average number of common and
         common equivalent shares                  3,461,640
                                                   =========
   Diluted earnings per share                                               $     0.59
                                                                            ==========

YEAR ENDED DECEMBER 31, 1995:

   Net earnings                                                             $3,960,181
                                                                            ==========
   Average number of common
      shares outstanding                           3,415,196
                                                   =========
   Basic earnings per share                                                 $     1.16
                                                                            ==========
   Average number of common and
         common equivalent shares                  3,434,161
                                                   =========
   Diluted earnings per share                                               $     1.15
                                                                            ==========
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